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                                                                 Exhibit (j)(1)


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 28, 2005, relating to the financial statements and financial highlights of n/i numeric investors Emerging Growth Fund, n/i numeric investors Growth Fund, n/i numeric investors Mid Cap Fund, n/i numeric investors Small Cap Value Fund, Robeco Boston Partners Large Cap Value Fund, Robeco Boston Partners Mid Cap Value Fund, Robeco Boston Partners Small Cap Value Fund II, Robeco Boston Partners Long/Short Equity Fund, Robeco Boston Partners All-Cap Value Fund, Robeco WPG Large Cap Growth Fund, Robeco WPG Core Bond Fund, Robeco WPG Tudor Fund, Schneider Small Cap Value Fund, Schneider Value Fund, and Bogle Investment Management Small Cap Growth Fund, which appear in the August 31, 2005 Annual Reports to Shareholders of the aforementioned portfolios of The RBB Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firms" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
December 26, 2005